UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 12, 2010 (July 8, 2010)

THE BRINK’S COMPANY
(Exact name of registrant as specified in its charter)

Virginia	001-09148	54-1317776
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1801 Bayberry Court
P. O. Box 18100
Richmond, VA 23226-8100
(Address and zip code of
principal executive offices)

Registrant’s telephone number, including area code: (804) 289-9600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting materials pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 8, 2010, the Compensation and Benefits Committee of the Board of Directors of The Brink’s Company (the “Company”) approved grants of restricted stock unit awards (“RSUs”) and options to acquire shares of Company common stock (“Options”) to numerous employees of the Company and its subsidiaries, including grants to the Company’s named executive officers (as defined in Item 402(a)(3) of Regulation S-K), pursuant to the Company’s 2005 Equity Incentive Plan.  Named executive officers received RSUs and Options as follows: Michael T. Dan, 30,000 RSUs and 115,000 Options; Joseph W. Dziedzic, 10,000 RSUs and 40,000 Options; Frank T. Lennon, 6,500 RSUs and 25,000 Options; McAlister C. Marshall, II, 6,500 RSUs and 25,000 Options; and Matthew A. P. Schumacher, 2,500 RSUs and 9,000 Options.

The exercise price for the Options was based on the average of the high and low per share quoted sale prices of the Company’s common stock on the date of the grant.  The RSUs and Options vest in approximately equal increments over a three-year period, beginning on the first anniversary of the grant date.  The RSUs will settle in shares of Company common stock on a one-for-one basis upon the satisfaction of the vesting requirements.  Forms of award agreements for the RSUs and the Options are attached as Exhibit 10.1 and Exhibit 10.2 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 8.01	Other Events.

On July 9, 2010, the Company’s Board of Directors adopted a compensation recoupment policy (the “Policy”) for the Company.  The Policy applies if the Company is required to provide an accounting restatement for any of the prior three fiscal years for which audited financial statements have been completed, due to material noncompliance with any financial reporting requirement under the Federal securities laws.  In the event of such a restatement, the Compensation and Benefits Committee determines, in its discretion, whether (1) named executive officers, regardless of whether they were directly responsible for the restatement, or (2) any other recipients of cash-based or equity-based incentive compensation who were directly responsible for the restatement, have received incentive compensation that they would not have been entitled to receive under the restated results.  The Compensation and Benefits Committee will take such actions as it deems necessary or appropriate, depending on all the facts and circumstances as determined during its review, including (i) the recoupment of all or part of any such excess compensation, (ii) recommending disciplinary actions to the Board of Directors, up to and including termination, and/or (iii) the pursuit of other available remedies.

Item 9.01		Financial Statements and Exhibits.

(d)	Exhibits

	10.1	Form of Restricted Stock Units Award Agreement

	10.2	Form of Stock Option Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

THE BRINK’S COMPANY (Registrant)

Date: July 12, 2010	By:	/s/ McAlister C. Marshall, II
McAlister C. Marshall, II
Vice President

EXHIBIT INDEX

EXHIBIT                                                    DESCRIPTION

10.1	Form of Restricted Stock Units Award Agreement

10.2	Form of Stock Option Agreement